Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

China Jo-Jo Drugstores, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-259692 and No. 269182) and S-8 (No. 268809 and No. 277849) of China Jo-Jo Drugstores, Inc. of our report dated July 30, 2024, relating to the consolidated financial statements and schedules for the years ended March 31, 2024, 2023 and 2022, which appears in this annual report on Form 20-F.

/s/ YCM CPA, Inc.

Irvine, California

July 30, 2024